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                                                         _______________, 1997



Dupont Securities Group, Inc.
270 Greenwich Avenue
Greenwich, CT  06830

Gentlemen:

         In consideration of Dupont Securities Group, Inc. (the "Underwriter") undertaking the public offering of securities of Worldwide Wireless Systems, Inc. (the "Company") pursuant to a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and in order to induce said Underwriter to make such public offering, the undersigned agrees with the Underwriter that the undersigned will not sell or otherwise transfer any of the Company's securities owned, directly or indirectly, of record or beneficially, (as defined under the Securities Exchange Act of 1934) by the undersigned, on the effective date of said Registration Statement for a period of 12 (twelve) months form the effective date without the prior written consent of the Underwriter. This lock-up agreement also covers any securities of the Company acquired by the undersigned after the effective date except for shares of Common Stock acquired in the open market. The undersigned hereby acknowledges that it has agreed to permit all certificates evidencing the undersigned's securities to be stamped with an appropriate legend reflecting this agreement and to permit the Company to instruct its transfer agent to note such restriction on the transfer books and records of the Company.

         It is understood that the subject securities may be transferred by operation of law to the executors, administrators, heirs and distributees of the undersigned, provided that the transferee is subject to the same restrictions with respect to any subsequent transfer during the aforesaid 12 (twelve) month period.

         This Agreement shall terminate and be of no effect in the event that the aforementioned public offering is not closed.

Dated:_________________________, 1997           Very truly yours,


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                                                         (signature)

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                                                (Print name and address clearly)

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                                                (Soc. Security No. or FID No.)

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                                                      (Telephone number)